EXHIBIT 23.(a)

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of

J. C. Penney Company, Inc and

J. C. Penney Funding Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading “Independent Auditors” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

February 11, 2003